                                                                    Exhibit 99.3

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements have been derived from the application of pro forma adjustments to the historical financial statements of TALX Corporation and subsidiaries (TALX) and Ti3, Inc.
(Ti3). The unaudited pro forma combined balance sheet as of March 31, 2001, gives effect to the merger as if it occurred on March 31, 2001. The unaudited pro forma combined statement of operations for the year ended March 31, 2001, gives effect to the merger as if it had occurred on April 1, 2000. The unaudited pro forma combined financial statements should be read in conjunction with the financial statements of TALX and Ti3 which are included in this prospectus.

The pro forma adjustments are described in the notes to the unaudited pro forma combined financial statements and are based on available information and assumptions that management believes are reasonable. The unaudited pro forma combined financial statements do not purport to present the financial position or results of operations of TALX had the merger occurred on the date specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The unaudited pro forma combined financial statements do not reflect any adjustments for the benefits that management expects to realize in connection with the merger. No assurances can be made as to the amount or timing of the benefits, if any, that may be realized.

The merger will be accounted for using the purchase method of accounting. Under this method, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values. The excess of the purchase price, including estimated fees and expenses related to the merger, over the fair value of the assets acquired is classified as goodwill on the accompanying unaudited pro forma combined balance sheet. The estimated fair values and useful lives of assets acquired and liabilities assumed are based upon a preliminary valuation and are subject to final valuation adjustments.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                              AS OF MARCH 31, 2001
                                 (IN THOUSANDS)


                                               HISTORICAL    HISTORICAL     PRO FORMA        PRO FORMA
                                                  TALX          TI3        ADJUSTMENTS       COMBINED
                                               ----------    ----------    -----------       ---------
ASSETS
Current assets:
  Cash and cash equivalents.................    $ 5,167        $  190        $   612(4a)      $ 5,919
                                                                                 (50)(2)
  Short-term investments....................      4,558            --             --            4,558
  Trade receivables, net....................      7,407           507             --            7,914
  Inventories...............................        627            --             --              627
  Work in progress, less progress
     billings...............................      2,905            --             --            2,905
  Prepaid expenses and other current
     assets.................................      2,313             2             --            2,315
  Deferred tax assets, net..................        159            --             --              159
                                                -------        ------        -------          -------
     Total current assets...................     23,136           699            562           24,397
Property and equipment, net.................      5,160           207             --            5,367
Capitalized software development costs,
  net.......................................      4,007            --             --            4,007
Deferred tax assets, net....................         --           299             --              299
Goodwill....................................         --            --         10,401(2)        10,401
Other assets................................      1,692             4             --            1,696
                                                -------        ------        -------          -------
                                                $33,995        $1,209        $10,963          $46,167
                                                =======        ======        =======          =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Line of credit............................    $    --        $  150        $    --          $   150
  Accounts payable..........................        495            46             --              541
  Accrued expenses and other liabilities....      4,670           114             --            4,784
  Dividends payable.........................        282            --             --              282
  Income taxes payable......................         24            --             --               24
  Progress billings in excess of work in
     progress...............................        403            --             --              403
  Capital lease obligations.................         --            16             --               16
  Deferred revenue..........................        875            96             --              971
                                                -------        ------        -------          -------
     Total current liabilities..............      6,749           422             --            7,171
Deferred tax liabilities, net...............      1,101            --             --            1,101
                                                -------        ------        -------          -------
     Total liabilities......................      7,850           422             --            8,272
                                                -------        ------        -------          -------
Commitments and contingencies
Stockholders' equity:
  Preferred stock...........................         --         2,909         (2,909)(4b)          --
  Common stock..............................         94             7              2(4a)           97
                                                                                   3(3)
                                                                                  (9)(4b)
  Additional paid-in capital................     34,288           634            610(4a)       46,035
                                                                              11,747(3)
                                                                              (1,244)(4b)
  Accumulated deficit.......................     (8,205)       (2,763)         2,763(4b)       (8,205)
  Accumulated other comprehensive income:                                                          --
  Unrealized gain on securities classified
     as available for sale, net of tax......         35            --             --               35
  Treasury stock, at cost...................        (67)           --             --              (67)
                                                -------        ------        -------          -------
     Total stockholders' equity.............     26,145           787         10,963           37,895
                                                -------        ------        -------          -------
                                                $33,995        $1,209        $10,963          $46,167
                                                =======        ======        =======          =======

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED MARCH 31, 2001
             (IN THOUSANDS EXCEPT SHARE AND PER SHARE INFORMATION)


                                                                HISTORICAL    HISTORICAL    PRO FORMA
                                                                   TALX          TI3        COMBINED
                                                                ----------    ----------    ---------
Revenues:
  The Work Number services..................................    $  19,094      $    --      $  19,094
  Human resource and benefits application services..........       10,694        3,608         14,302
  Customer premises systems.................................        6,882           --          6,882
  Maintenance and support...................................        4,417           --          4,417
                                                                ---------      -------      ---------
       Total revenues.......................................       41,087        3,608         44,695
Cost of revenues:
  The Work Number services..................................        6,179           --          6,179
  Human resource and benefits application services..........        6,956        2,166          9,122
  Customer premises systems.................................        5,790           --          5,790
  Maintenance and support...................................        1,275           --          1,275
                                                                ---------      -------      ---------
       Total cost of revenues...............................       20,200        2,166         22,366
                                                                ---------      -------      ---------
       Gross margin.........................................       20,887        1,442         22,329
Operating expenses:
  Selling and marketing.....................................        8,542          837          9,379
  General and administrative................................        5,609          412          6,021
                                                                ---------      -------      ---------
       Total operating expenses.............................       14,151        1,249         15,400
                                                                ---------      -------      ---------
       Operating income.....................................        6,736          193          6,929
Operating income (expense), net:
  Interest income...........................................          539           --            539
  Interest expense..........................................           --          (21)           (21)
  Other, net................................................           23           --             23
                                                                ---------      -------      ---------
       Total other income (expense), net....................          562          (21)           541
                                                                ---------      -------      ---------
       Earnings from continuing operations before income tax
          expense...........................................        7,298          172          7,470
Income tax expense..........................................        2,990           70          3,060
                                                                ---------      -------      ---------
       Earnings from continuing operations..................    $   4,308      $   102      $   4,410(5)
                                                                =========      =======      =========
Earnings per common share:
  Basic.....................................................    $    0.46                   $    0.46
  Diluted...................................................    $    0.45                   $    0.44
Shares used in computation of earnings per common share:
  Basic.....................................................    9,323,571                   9,665,425(6)
  Diluted...................................................    9,570,156                   9,912,010(6)

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

NOTE 1.  BASIS OF PRESENTATION

The unaudited pro forma combined balance sheet as of March 31, 2001, gives effect to the merger as if it had occurred on March 31, 2001. The unaudited pro forma combined statement of operations for the year ended March 31, 2001 gives effect to the merger as if it had occurred on April 1, 2000. These statements are prepared on the basis of accounting for the merger as a purchase business combination.

NOTE 2.  PURCHASE PRICE AND PURCHASE PRICE ALLOCATION


At closing, TALX paid the Ti3 shareholders approximately $50,000 in cash and issued to them 341,854 shares of TALX common stock for an aggregate value of $11.8 million based on a recent average trading price for TALX common stock. For this purpose, the TALX shares were valued at $34.37 which was the weighted average per share trading price of every transaction of TALX common stock over the course of the ten consecutive full trading days ending with the full trading day immediately preceding the closing date.


The merger will be accounted for as a purchase of Ti3 by TALX. The merger will therefore result in an allocation of purchase price to the tangible and intangible assets of Ti3. This allocation reflects an estimate of the fair value of assets to be acquired by TALX based upon available information. This allocation will be adjusted based on the final purchase price and the final determination of asset values.

The purchase price of $11,800,000 was allocated to the fair value of the net assets acquired and to goodwill as follows (in thousands):


    Cash and cash equivalents...................................    $   802

    Trade receivables...........................................        507

    Property and equipment......................................        207

    Other assets................................................        305

    Line of credit..............................................       (150)

    Other liabilities...........................................       (272)

    Goodwill....................................................     10,401
                                                                    -------

         Aggregate purchase price...............................    $11,800
                                                                    =======


In addition to the initial payment of $11,800,000, TALX may also pay additional consideration 12 months following the closing of the acquisition, as described in note 3.


NOTE 3.  TALX STOCK ISSUED


The pro forma adjustments reflect Ti3 stock exchanged for approximately $50,000 in cash and 341,854 shares of TALX stock, with a par value of $0.01. In addition, under the merger agreement, TALX is required to pay to the Ti3 shareholders in TALX common stock or in cash, at TALX's discretion, an earn-out payment based on a specified formula relating to the 12 month period following the closing, as well as 75% of the actual amount of the tax loss carry-forward utilized by TALX during the earn-out period, subject to certain limitations. The pro forma combined financial statements do not reflect any adjustments for these possible additional stock issuances or cash payments. Should those shares or amounts be paid, they would be reflected in future statements.

NOTE 4.  OTHER PRO FORMA ADJUSTMENTS

a) The pro forma adjustments reflect the exercise of Ti3 stock options prior to closing.

b) The pro forma adjustments reflect the elimination of Ti3's historical common stock, preferred stock, and accumulated deficit as of March 31, 2001.


NOTE 5.  EARNINGS FROM CONTINUING OPERATIONS



The Financial Accounting Standards Board has adopted Statement No. 142, "Goodwill and Other Intangible Assets" (SFAS 142). This statement changes the accounting for goodwill from an amortization method to an impairment-only approach. In accordance with the transition rules under SFAS 142, TALX will adopt this statement as of April 1, 2001 with respect to the Ti3 merger. Accordingly, no amortization of goodwill is reflected in the unaudited pro forma combined financial statements.



NOTE 6.  SHARES USED IN COMPUTATION OF EARNINGS PER SHARE



In calculating shares used in computation of earnings per share, TALX has excluded any additional shares that may be issued based upon the performance of Ti3 in the twelve months following the acquisition and utilization of Ti3's tax-loss carry-forwards during such period.